UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2026

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

Letter to Stockholders

On or around April 30, 2026, StratCap Digital Infrastructure REIT, Inc. (the “Company”) distributed a letter to its stockholders communicating, among other things, that the board of directors of the Company (the “Board”) (i) is directing the Company to initiate a formal process to review and evaluate strategic alternatives, (ii) terminated the Company’s public offering, including its distribution reinvestment plan, (iii) does not intend to declare regular distributions during the review and evaluation of strategic alternatives, and (iv) partially suspended the Company’s Share Repurchase Program (as defined below).

The stockholder letter will be delivered to the stockholders of the Company and made available on the Company’s website in the “Investor Relations” section at www.digitalinfrastructurereit.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein. A copy of the stockholder letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Exploration of Strategic Alternatives

On April 28, 2026, the Board authorized the Company to commence a process to explore and evaluate strategic alternatives intended to maximize stockholder value. The Board directed and authorized the Company to engage an independent third-party financial advisor to assist the Board with the strategic alternatives review process. These potential strategic alternatives may include, among other things, a sale of the Company or its assets, a merger or other business combination transaction, recapitalization, an orderly liquidation, or the continuation of the Company’s current business plan, as well as other potential transactions or strategic actions.

The Board has not set a timetable for completion of this process and there can be no assurance that the exploration of strategic alternatives will result in any particular transaction, that any transaction will be approved by the Board or consummated, or as to the terms, timing or benefits of any such transaction, if pursued. The Company does not intend to disclose further developments with respect to this process unless and until the Company determines that further disclosure is appropriate or required by applicable law.

In connection with its review of strategic alternatives, the Board expects to continue to assess the Company’s capital needs, liquidity position, distribution policy and Share Repurchase Program, among other factors, and may from time to time take additional actions that it believes are in the best interests of the Company.

Change in Distributions

In connection with its efforts to implement cash preservation measures as a result of recent market volatility and uncertainty, on April 28, 2026, the Board did not authorize distributions to the Company’s stockholders for the remainder of the second quarter of 2026. The Company will pay previously authorized and declared distributions for the month of April 2026 in May 2026. All such distributions will be paid in cash. The Company will not issue future distributions to its stockholders unless and until such time as the Board declares a distribution. The Board will continue to assess its distribution policy on a quarterly basis taking into consideration market conditions, the Company’s operations and future capital needs, among other things, to determine if and when it is in the Company’s and its stockholders’ best interests to reinstate quarterly distributions to its stockholders.

Partial Suspension of Share Repurchase Program

On April 28, 2026, the Board elected to partially suspend the Company’s amended and restated share repurchase program (the “Share Repurchase Program”), effective commencing with repurchase requests that would otherwise be processed in April 2026, in order preserve the Company’s liquidity to strengthen the Company’s long-term financial prospects in light of recent market volatility and uncertainty. The Company will not accept or process any new or pending repurchase requests under the Share Repurchase Program during the suspension period; provided, however, that the Company will continue to process repurchases due to death and qualifying disability in accordance with the terms of the Share Repurchase Program. The Share Repurchase Program shall remain suspended unless and until such time as the Board approves its reinstatement. The Board will continue to evaluate the Company’s Share Repurchase Program on a quarterly basis to determine if and when it is in the Company’s and its stockholders’ best interests to reinstate the Share Repurchase Program.

Assessment of Frequency of NAV Determinations

The Company is reviewing its valuation policy and reassessing the frequency of its net asset value (“NAV”) determinations. Following this review, the frequency of NAV determinations could change from monthly to either quarterly or annually following the announcement of the March 31, 2026 NAV, or not change at all. The Company would amend the Share Repurchase Program to reflect any changes to the frequency of NAV determinations. Any such changes, when and if implemented, will be disclosed in a Current Report on Form 8-K filed with the SEC.

Deferral of Management Fees

To further support the Company’s position and enhance the potential amounts available for distribution to stockholders, StratCap Digital Infrastructure Advisors II, LLC (the “Advisor”) agreed to defer all fees that accrue and would otherwise be payable by the Company to the Advisor and/or its affiliates beginning on April 30, 2026, until such time as determined by the Advisor, in its sole discretion. All or part of such fees will be payable in the sole discretion of our Advisor, as applicable, upon prior notice to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Stockholder Letter, dated April 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: April 30, 2026	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)